UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

Superior Drilling Products, Inc.
(Exact name of registrant as specified in its charter)

Utah	001-36453	46-4341605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1583 South 1700 EastVernal, Utah	84078
(Address of principal executive offices)	(Zip Code)

(435) 789-0594
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Superior Drilling Products, Inc. (the “Company”) on December 15, 2016, two Class II directors were elected for a term expiring on the date of the annual meeting for the year ended December 31, 2016. As to the nominee for director, the results of the voting were as follows:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes
Annette Meier	16,313,518	536,039	3,290,348
James R. Lines	16,579,333	270,224	3,290,348

The result of the vote on the ratification of Hein & Associates, LLP as the Company’s independent registered public accounting firm was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
20,097,270	27,635	15,000	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superior Drilling Products, Inc.

Dated: December 15, 2016	/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer